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                                                                     EXHIBIT 4.1

                          MISSION RESOURCES CORPORATION

                                  $130,000,000

                          9 7/8% SENIOR NOTES DUE 2011

                               PURCHASE AGREEMENT

                                                                   April 1, 2004

Guggenheim Capital Markets, LLC
135 East 57th Street
9th Floor
New York, NY 10022

Ladies and Gentlemen:

                  Mission Resources Corporation, a Delaware corporation, (the "COMPANY"), proposes to issue and sell $130,000,000 aggregate principal amount of its 9 7/8% Senior Notes due 2011 (the "NOTES" and, together with the Guarantees (as defined below), the "SECURITIES"). The Securities will be issued pursuant to an Indenture to be dated as of April 8, 2004 (the "INDENTURE") between the Company, the subsidiaries of the Company listed on SCHEDULE 1 hereto (each a "GUARANTOR" and together, the "GUARANTORS") and The Bank of New York, as trustee (the "Trustee"). The Notes will be guaranteed by a guarantee (each, a "GUARANTEE", and, collectively with the Guarantees of each of the other Guarantors, the "GUARANTEES") of each of the Guarantors. The Company hereby confirms its agreement with Guggenheim Capital Markets, LLC ("GUGGENHEIM") and the other initial purchasers named on SCHEDULE 2 hereto, each an "INITIAL PURCHASER" and collectively, the "INITIAL PURCHASERS") concerning the purchase of the Securities from the Company by the Initial Purchasers. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum (as defined below).

                  The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon an exemption therefrom. The Company will prepare a final offering memorandum dated the date hereof (the "OFFERING MEMORANDUM") setting forth information concerning the Company and the Securities. Copies of the Offering Memorandum will be delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Offering Memorandum shall be deemed to include any information incorporated by reference therein and all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with
Section 2.

                  Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as ANNEX A (the "REGISTRATION RIGHTS

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AGREEMENT"), pursuant to which the Company will agree to file with the
Securities and Exchange Commission (the "COMMISSION") a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") registering an issue of 9 7/8% Senior Notes due 2011 (the "Exchange Notes") of the Company and guarantees of such 9 7/8% Senior Notes due 2011 by each of the Guarantors (the "Exchange Guarantees," and together with the Exchange Notes, the "EXCHANGE SECURITIES") that are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and, under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT").

                  1. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

                  (a) The Offering Memorandum, as of its date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein as specified in Section 16 hereof (the "INITIAL PURCHASERS' INFORMATION").

                  (b) The Offering Memorandum incorporates by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 ACT REGULATIONS"), and when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Offering Memorandum, as of its date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                  (d) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth

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         therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

                  (e) The Company has been duly organized and is a validly existing corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the Company's or any Guarantor's ability to perform its obligations under the Indenture, the Notes, the Guarantees or the Registration Rights Agreement, as applicable, or on the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"); all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or similar rights of any securityholder of the Company.

                  (f) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each Guarantor (each, a "DESIGNATED SUBSIDIARY" and collectively, the "DESIGNATED SUBSIDIARIES") has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock or member interests or partnership interests of each Designated Subsidiary has been duly authorized and validly issued, are fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, equity, restriction upon voting or transfer; none of the outstanding shares of capital stock or member interests or partnership interests of the Designated Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Designated Subsidiary. The other subsidiaries of the Company other than the Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                  (g) The Company will, on the Closing Date, have an authorized capitalization of 65,000,000 shares, of which 60,000,000 are shares of common stock, par value $0.01 per

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         share, and 5,000,000 are shares of preferred stock, par value $0.01 per share. As of March 30, 2004, 40,267,636 shares of common stock were issued and outstanding, 389,000 shares of common stock were held as treasury shares, and 7,225,000 shares of common stock were reserved for issuance under our stock incentive plans. As of March 30, 2004, there were no shares of our preferred stock outstanding.

                  (h) The Company and each of the Guarantors has full right, power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement and the Notes and Guarantees (collectively, the "TRANSACTION DOCUMENTS"), as applicable, and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby will have been duly and validly taken by each of the Company and the Guarantors, as applicable.

                  (i) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a valid and legally binding agreement of the Company and each of the Guarantors.

                  (j) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnification and contribution set forth therein may be limited by applicable law.

                  (k) The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (l) The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming the Indenture is the valid and legally binding obligation of the Trustee and due authentication of the Securities by the Trustee) and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the

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         Company, entitled to the benefits of the Indenture and enforceable against the Company, in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (m) The Guarantees have been duly authorized by each of the Guarantors and, when the Guarantees have been duly executed, authenticated, issued and delivered as provided in the Indenture and when the Securities have been paid for as provided herein (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Securities by the Trustee), will constitute valid and legally binding obligations of the related Guarantor, enforceable against each such Guarantor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

                  (n) The Exchange Notes have been duly authorized by the Company and the related Exchange Guarantees have been duly authorized by each of the Guarantors and, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement (assuming the Indenture is the valid and legally binding obligation of the Trustee) the Exchange Securities will constitute a valid and legally binding obligation of the Company, as issuer of the Notes, and each of the Guarantors, as guarantors, enforceable against the Company, as issuer of the Notes, and each of the Guarantors, as guarantors, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (o) The Escrow Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnification and contribution set forth therein may be limited by applicable law.

                  (p) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

                  (q) The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and performance the Company and each of the Guarantors with the terms thereof and the consummation of the transactions

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         contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications which shall have been obtained or made prior to the Closing Date and as may be required to be obtained or made under the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and applicable state securities laws as provided in the Registration Rights Agreement.

                  (r) KPMG LLP is the independent certified public accountant with respect to the Company and its subsidiaries (i) as required by the Securities Act and the rules and regulations of the Commission thereunder and (ii) within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum comply as to form in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby (except as otherwise stated therein), and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in or incorporated by reference into the Offering Memorandum under the headings and "-Summary Historical Financial Data", "--Ratio of Earnings to Fixed Charges" "--Summary Operating Data" and "Capitalization", and in the most recent Annual Report of the Company on Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of the Company and its subsidiaries and fairly present in all material respects the information purported to be shown thereby. The pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), includes

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         all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Offering Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents in all material respects the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

                  (s) Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company (including any predecessor entity) or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect, and to the best knowledge of the Company and the Guarantors, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (t) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries that would prevent or suspend the issuance or sale of the Securities or the use of the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, that could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Offering Memorandum.

                  (u) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws (or other comparable organizational documents), (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in the case of items (ii) and (iii) where such default, occurrence or violation would not have a Material Adverse Effect.

                  (v) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or any Guarantor of its obligations

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         hereunder, in connection with the offering, issuance or sale of the
         Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement or for the due execution, delivery or performance of the Indenture by the Company or any Guarantor, except (A) with respect to the performance by the Company of the Registration Rights Agreement, the registration with the Commission of the Securities under the Shelf Registration Statement and/or the registration of the Exchange Offer with the Commission, and, in each case, registration or qualification under applicable securities or "Blue Sky" laws of the various states, (B) those required in connection with the qualification of the Indenture under the 1939 Act,
         (C) those required in connection with arranging for the Securities to be designated eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market or for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC") and (D) such as have already been obtained.

                  (w) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies that are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

                  (x) The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles and those currently payable without penalty or interest or the nonpayment of which would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

                  (y) Neither the Company nor any of its subsidiaries is an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and the rules and regulations of the Commission thereunder or a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (z) The Company is subject to the reporting requirements of
         Section 13 or Section 15(d) of the Exchange Act.

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                  (aa) The Company and each of its subsidiaries maintain a
         system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (bb) Except as otherwise disclosed in the Offering Memorandum, the Company and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are standard in the oil and gas industry for similarly situated companies. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                  (cc) Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (dd) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and, to the knowledge of the Company, the conduct of their respective businesses will not conflict in any material respect with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others.

                  (ee) Except as otherwise disclosed in the Offering Memorandum, the Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or could not reasonably be expected to have a Material Adverse Effect.

                  (ff) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened.

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                  (gg) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  (hh) The Company and its subsidiaries are (i) in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received and are in material compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for (x) any actual or alleged violation of Environmental Laws, or (y) investigation or any other action (including, but not limited to, remediation) in response to, or personal injury (including death) or property damage in connection with, any actual or alleged disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such notice has been resolved or is no longer outstanding or except where the actual or potential liability is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended. The Company and its subsidiaries have not entered into any agreement, and are not subject to any order, pursuant to which they currently have any ongoing obligations to investigate or take any other action (including, but not limited to, remediation) in response to any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

                  (ii) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, (A) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (B) violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1977, or (C) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (jj) Neither the Company nor any of its respective subsidiaries owns any "margin securities" as that term is defined in Regulations T and U of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), and the offer, issuance, sale of the Securities and the application of the net proceeds therefrom will not violate Regulations T, U or X of the Federal Reserve Board.

                  (kk) Except as otherwise disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                  (ll) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (mm) Except with respect to the Initial Purchasers, neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

                  (nn) Except with respect to the Initial Purchasers, neither the Company nor any of its affiliates or any other person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                  (oo) Neither the Company nor any of its affiliates has taken and none of them will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

                  (pp) Since the date as of which information is given in the Offering Memorandum (exclusive of amendments or supplements thereto), except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) neither the Company nor any of its subsidiaries has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any redemption in respect thereof.

                  (qq) Netherland Sewell & Associates, Inc. is an independent petroleum engineering firm with respect to the Company.

                  2. Purchase and Resale of the Securities. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company and each of the Guarantors agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company and the Guarantors, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 2 hereto at a purchase price equal to 97.00% of the principal amount thereof. The Company and the Guarantors shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

                  (a) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants to and agrees with the Company that: (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("REGULATION D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only to persons whom it reasonably believes to be qualified institutional buyers ("QUALIFIED INSTITUTIONAL BUYERS"), as defined in Rule 144A under the Securities Act ("RULE 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A.

                  (b) Each Initial Purchaser will take reasonable steps to inform persons acquiring Securities from such Initial Purchaser that the Securities (i) have not been and will not be registered under the Securities Act, (ii) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act, as the case may be, and (iii) may not be offered, sold or otherwise transferred except (A) to the Company, or (B) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the Securities Act.

                  (c) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such initial Purchaser to any purchaser of any of the securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5(d), (e) and
         (f), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

                  (d) The Company acknowledges and agrees that the Initial Purchasers may sell securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

                  3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Ave., New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on April 8, 2004, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "CLOSING DATE").

                  (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as Guggenheim on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by Guggenheim on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

                  4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors agrees with each of the Initial
Purchasers:

                  (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (exclusive of any amendments or supplements thereto) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                  (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;

                  (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

                  (e) that it will not and will cause its affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company and the Guarantors to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to subsequent purchasers or (iii) the resale of the offered Securities by such subsequent purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise;

                  (f) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

                  (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided, however, that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

                  (h) to take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("MOODY'S") to provide their respective credit ratings of the Securities;

                  (i) to assist the Initial Purchasers in arranging for the Securities to be designated PORTAL Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through DTC;

                  (j) until the offering of the Securities is complete, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the 1934 Act Regulations;

                  (k) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

                  (l) except as otherwise disclosed in the Offering Memorandum, for a period of 90 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Securities) without the prior written consent of the Initial Purchasers;

                  (m) until consummation of the Exchange Offer, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction in compliance with the Securities Act;

                  (n) in connection with the offering of the Securities, until Guggenheim on behalf of the Initial Purchasers shall have notified the Company (which Guggenheim shall do as soon as reasonably practicable) of the completion of the distribution of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent active trading in or of raising the price of the Securities; provided, however, that notwithstanding any other provision of this Agreement, the initial purchaser shall not be prohibited from market-making, stabilization, covering or overallotment transactions as contemplated by the Offering Memorandum;

                  (o) in connection with the offering of the Securities, to make its officers, employees, independent accountants, independent petroleum engineers and legal counsel reasonably available upon request by the Initial Purchasers;

                  (p) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

                  (q) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its reasonable efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

                  (r) to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

                  (s) to not take any action prior to the Closing Date which would require the Offering Memorandum to be amended or supplemented pursuant to Section 4(d);

                  (t) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchasers are notified), without consulting and obtaining the consent of the Initial Purchasers (which consent shall not be unreasonably withheld), unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

                  (u) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds".

                  5. Conditions of Initial Purchasers Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the accuracy of the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Company and the Guarantors of their obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceedings for the purpose shall have been commenced or shall be pending or threatened.

                  (b) None of the Initial Purchasers shall have either discovered or disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Company shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) Porter & Hedges, L.L.P. shall have furnished to the Initial Purchasers a written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date substantially in the form set forth in ANNEX B.

                  (e) Nixon Peabody LLP, shall have furnished to the Initial Purchasers a written opinion, as special New York counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date substantially in the form set forth in ANNEX C.

                  (f) The Initial Purchasers shall have received from Sidley Austin Brown & Wood LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they may request for the purpose of enabling them to pass upon such matters.

                  (g) The Company shall have furnished to the Initial Purchasers a letter (the "INITIAL COMFORT LETTER") of KPMG LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers.

                  (h) The Company shall have furnished to the Initial Purchasers a letter (the "BRING-DOWN COMFORT LETTER") of KPMG LLP, addressed to the Initial Purchasers and dated the Closing Date in form and substance satisfactory to the Initial Purchasers.

                  (i) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred that should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects, the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date in all material respects, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change, or any development including a prospective change, in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto).

                  (j) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and of each of the Guarantors.

                  (k) The Indenture shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Company, each of the Guarantors and duly authenticated by the Trustee.

                  (l) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

                  (m) If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

                  (n) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities contemplated hereby.

                  (o) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries, considered as one enterprise, whether arising in the ordinary course of business, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (q) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities or preferred stock by a "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's or other debt securities or preferred stock.

                  (r) The Company shall have furnished to the Initial Purchasers a letter (the "INITIAL RYDER SCOTT LETTER") of Ryder Scott Company Petroleum Engineers, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers.

                  (s) The Company shall have furnished to the Initial Purchasers a letter (the "INITIAL T.J. SMITH LETTER") of T.J. Smith & Company, Inc., addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers.

                  (t) The Company shall have furnished to the Initial Purchasers a letter (the "INITIAL NETHERLAND SEWELL LETTER") of Netherland Sewell & Associates, Inc., addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers.

                  (u) The Company shall have furnished to the Initial Purchasers a letter (the "RYDER SCOTT BRING-DOWN LETTER") of Ryder Scott Company Petroleum Engineers, addressed to the Initial Purchasers and dated the Closing Date confirming in all material respects the conclusions and findings set forth in the Initial Ryder Scott Letter.

                  (v) The Company shall have furnished to the Initial Purchasers a letter (the "T.J. SMITH BRING-DOWN LETTER") of T.J. Smith & Company, Inc., addressed to the Initial Purchasers and dated the Closing Date confirming in all material respects the conclusions and findings set forth in the Initial T.J. Smith Letter.

                  (w) The Company shall have furnished to the Initial Purchasers a letter (the "NETHERLAND SEWELL BRING-DOWN LETTER") of Netherland Sewell & Associates, Inc., addressed to the Initial Purchasers and dated the Closing Date confirming in all material respects the conclusions and findings set forth in the Initial Netherland Sewell Letter.

                  (x) The Company shall have, simultaneously with the execution of the Indenture, executed a senior secured revolving credit facility with a syndicate of lenders led by Wells Fargo Bank, N.A. and a second lien term loan with a syndicate of lenders arranged by Guggenheim Corporate Funding, LLC.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Sidley Austin Brown & Wood LLP.

                  6.       Termination.

                  (a) If any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Guggenheim on behalf of the Initial Purchasers by notice to the Company at any time at or prior to Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 9 and 13 and except that certain provisions of this Agreement shall survive any such termination and remain in full force and effect in accordance with Section 14 hereof;

                  (b) Guggenheim on behalf of the Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Guggenheim, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ System, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

                  7.       Defaulting Initial Purchasers.

                  (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Securities which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Initial Purchasers, but if no such arrangements are made within 24 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers, the Company and the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 2 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

                  (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

                  8. Reimbursement of Initial Purchasers, Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6, (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities; provided, however, if this Agreement is terminated pursuant to Section 7 by reason of the default of an Initial Purchaser, the Company and the Guarantors shall not be obligated to reimburse such Initial Purchaser for such expenses.

                  9. Indemnification. (a) The Company and each of the Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its affiliates, its officers, directors, employees, representatives and agents, and each person, if any, who controls such Initial Purchasers within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which the Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company or any Guarantor pursuant to Section 4(f) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor any Guarantor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information.

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company and each of the Guarantors and their respective affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, in each case, only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information provided by such Initial Purchaser, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
         Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or

         9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon written advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.

                  (d) Settlement without Consent if Failure to Reimburse. The Company shall not be liable for any settlement of any proceedings effected without its written consent (which consent shall not be unreasonably withheld). Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested the Company to reimburse such indemnified party for legal or other expenses in connection with investigating, responding to or defending any proceedings as contemplated by Section 9(a), the Company shall be liable for any settlement of any proceedings effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Company of such request for the reimbursement, (ii) the Company shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement and (iii) the Company shall not have responded in writing to such request, specifying those expenses that it has chosen not to reimburse and the reason for such non-reimbursement, prior to the date of such settlement. The Company shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such proceedings and (y) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party. In addition, except as otherwise set forth in this paragraph, an indemnified party shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of the Company in form and substance satisfactory to the Company from all liability on claims that are the subject matter of such proceedings and (y) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of the Company.

                  The obligations of the Company, each of the Guarantors and each of the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Company, each of the Guarantors or any Initial Purchaser, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  10.      Contribution. If the indemnification provided for in
Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company, the Guarantors or information supplied by the Company and the Guarantors on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omissions. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

                  11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company each of the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company, each of the Guarantors and the Initial Purchasers and in Section 4(f) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. Expenses. The Company and the Guarantors agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Company's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; (j) all travel expenses of the Company's officers and employees and other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities from the Initial Purchasers; and (k) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement that are not otherwise specifically provided for in this Section 12; provided, however, that except as provided in Sections 8, 9 and in this Section 12, the Initial Purchasers shall pay their own costs and expenses.

                  13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Guggenheim Capital Markets, LLC, 135 East 57th Street 9th Floor, New York, NY 10022, Attention: Todd Boehly (facsimile no.: (212) 644-8396 ); or

                  (b) if to the Company or the Guarantors, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: Richard Piacenti (facsimile no.: (713) 495-3114).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Guggenheim.

                  15.      Definition of Terms. For purposes of this Agreement,
(a) the term "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "SUBSIDIARY" has the meaning set forth in Rule 405 under the Securities Act and, (c) except where otherwise expressly provided, the term "AFFILIATE" has the meaning set forth in Rule 405 under the Securities Act.

                  16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Offering Memorandum: the statements concerning the Initial Purchasers contained in fifth and sixth sentences of the seventh paragraph and first, second, penultimate and last sentences of the eighth paragraph under the heading "Plan of Distribution".

                  17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed agreement, counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company, the Guarantors and the Initial Purchasers in accordance with its terms.

                                        Very truly yours,

                                        MISSION RESOURCES CORPORATION

                                        By: /s/ Richard W. Piacenti
                                           -------------------------------------
                                            Name: Richard W. Piacenti
                                            Title:  Executive Vice President and
                                                         Chief Financial Officer

                                        BLACK HAWK OIL COMPANY

                                        By: /s/ Richard W. Piacenti
                                           -------------------------------------
                                        Name: Richard W. Piacenti
                                        Title:  Executive Vice President and
                                                         Chief Financial Officer

                                        MISSION HOLDINGS LLC

                                        By: /s/ Richard W. Piacenti
                                           -------------------------------------
                                            Name: Richard W. Piacenti
                                            Title:  Manager

                                        MISSION E&P LIMITED PARTNERSHIP

                                        By: Black Hawk Oil Company
                                            General Partner

                                        By: /s/ Richard W. Piacenti
                                           -------------------------------------
                                            Name: Richard W. Piacenti
                                            Title: Executive Vice President and
                                                         Chief Financial Officer

Accepted:

GUGGENHEIM CAPITAL MARKETS, LLC

By: /s/ Jeffrey Lewis
   ------------------------------------
    Name:  Jeffrey Lewis
    Title:  Managing Director

                                                                      SCHEDULE 1

                                   GUARANTORS

BLACK HAWK OIL COMPANY

MISSION HOLDINGS LLC

MISSION E&P LIMITED PARTNERSHIP

                                                                      SCHEDULE 2

                               INITIAL PURCHASERS


                                                                PRINCIPAL
                                                                AMOUNT OF
INITIAL PURCHASERS                                              SECURITIES
-------------------------------                                ------------
Guggenheim Capital Markets, LLC                                $108,000,000
Petrie Parkman & Co., Inc.                                       22,000,000
                                                               ------------
Total                                                          $130,000,000

                                                                         ANNEX A

              [FORM OF EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

                                                                         ANNEX B

                   FORM OF OPINION OF PORTER & HEDGES, L.L.P.
                                   Pursuant to
                     Section 5(d) of the Purchase Agreement

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign entity in the jurisdictions on Exhibit A, and has all power and authority necessary to own, lease and operate its properties and to conduct the business in which it is engaged; no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Securities Act under, or as a result of the filing of the registration statement to be filed by the Company pursuant to the terms of the Registration Rights Agreement.

2. Each Guarantor has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction on Exhibit A; except as described in the Offering Memorandum, all of the issued and outstanding capital stock or member interests or partnership interests of each Guarantor has been duly authorized and validly issued, are fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, equity, restriction upon voting or transfer; to our knowledge, none of the outstanding shares of capital stock or member interests or partnership interests of the Designated Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Guarantor.

3. The Company has an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization". The Company has an authorized capitalization of 65,000,000 shares, of which 60,000,000 are shares of common stock, par value $0.01 per share, and 5,000,000 are shares of preferred stock, par value $0.01 per share.

4. The statements in the Offering Memorandum under the heading "Certain United States Federal Tax Consequences," and "Description of Other Indebtedness," and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 under "Business and Properties - Applicable Laws and Regulations," "-Risk Factors--Compliance with environmental and other government regulations is costly and could negatively impact production," "--Risk Factors--We may have claims asserted against us to plug and abandon wells and restore the surface," "--Risk Factors--We may have claims asserted against us to plug and abandon wells and restore the surface," "--Risk Factors--Our certificate of incorporation, bylaws, rights plan and Delaware law have provisions that discourage corporate takeovers and could prevent stockholders from realizing a premium on their investment," and "Legal Proceedings," to the extent that such information summarizes legal matters, legal proceedings, or legal conclusions, has been reviewed by us and, insofar as such information purports to describe or summarize the legal matters, documents, statutes, regulations, proceedings or conclusions referred to therein, fairly summarize or describe the matters described therein in all material respects.

5. All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described or referred to in the Offering Memorandum that are not described or referred to in the Offering Memorandum other than those described or referred to therein or incorporated by reference thereto, and the descriptions thereof or references thereto are correct in all material respects.

6. The documents incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

7. The Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

8. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

9. The Securities have been duly authorized, executed and delivered by the Company and each of the Guarantors and, when paid for as provided in the Purchase Agreement, will be duly and validly issued and outstanding. The Exchange Securities have been duly authorized by the Company and each of the Guarantors.

10. Each Transaction Document other than the Securities and the Exchange Securities has been duly authorized, executed and delivered by the Company and each of the Guarantors, as the case may be, and (assuming the due authorization, execution and delivery thereof by the parties thereto) constitutes a valid and legally binding obligation of the Company and each of the Guarantors. Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Offering Memorandum.

11. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and performance the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that is filed as an exhibit to the Company's most recent Annual Report on Form 10-K, nor will such actions result in any violation of (A) the provisions of the charter or by-laws of the Company or any of its subsidiaries or (B) any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets known by us to be generally applicable to similar transactions.

12. No consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except (A) with respect to the performance by the Company of the Registration Rights Agreement, the registration with the Commission of the Securities under the Shelf Registration Statement and/or the registration of the Exchange Offer with the Commission, and, in each case, registration or qualification under applicable securities or "Blue Sky" laws of the various states, (B) those required in connection with the qualification of the Indenture under the 1939 Act, (C) those required in connection with arranging for the Securities to be designated eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market or for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC"), and (D) such as have already been obtained.

13. Neither the Company nor any of its subsidiaries is, and will not after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus be (A) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, without taking account of any exemption thereunder arising out of the number of holders of the Company's securities or (B) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

14. Except as described in the Offering Memorandum, to our knowledge, there are no legal or governmental proceedings pending to which the Company (including any predecessor entity) or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a material adverse effect on the Company's or any Guarantor's ability to perform its obligations under the Indenture, the Notes, the Guarantees, the Purchase Agreement, the Registration Rights Agreement or the Escrow Agreement, as applicable, or on the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), and no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

15. Neither the consummation of the transactions contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Securities and the application of the proceeds as described in the Offering Memorandum will violate Regulation T, U or X of the Federal Reserve Board.

16. Assuming the accuracy of the representations and warranties of the Company, the Guarantors and the Initial Purchasers, and the performance of their respective agreements and covenants contained in the Purchase Agreement, no registration of the Securities under the Securities Act or qualification of the Indenture under the Trust Indenture Act is required in connection with the issuance and sale of the Securities by the Company to the Initial Purchasers and the initial offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum.

         Nothing has come to our attention that would lead us to believe that the Offering Memorandum (excluding any amendment or supplement thereto) or any amendment or supplement thereto (except for (i) financial statements and the notes and schedules thereto and (ii) any reserve, production, acreage, productive well, title or other oil and gas data, or financial or statistical data included or incorporated by reference therein or omitted therefrom as to which we need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                         ANNEX C

                      FORM OF OPINION OF NIXON PEABODY LLP
                                   Pursuant to
                     Section 5(e) of the Purchase Agreement

1. The Registration Rights Agreement (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes an obligation of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnification and contribution set forth therein may be limited by applicable law.

2. The Indenture(assuming the due authorization, execution and delivery thereof by the Trustee) constitutes an obligation of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnification and contribution set forth therein may be limited by applicable law.

3. The Notes (assuming the due authentication and delivery thereof by the Trustee), when paid for as provided in the Purchase Agreement, constitute obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company, in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnification and contribution set forth therein may be limited by applicable law.

4. The Guarantees (assuming the due authorization, execution and delivery thereof by the Trustee) will constitute obligations of the related Guarantor, enforceable against each such Guarantor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnification and contribution set forth therein may be limited by applicable law.

5. The Exchange Securities (assuming the due execution, authentication and delivery, as the case may be, of the Exchange Notes by the Company and the Trustee and the due execution and delivery of the Exchange Guarantees by the Company and the Trustee, all in accordance with the terms of the Indenture) will constitute obligations of the Company, as issuer of the Notes, and each of the Guarantors, as guarantors, enforceable against the Company, as issuer of the Notes, and each of the Guarantors, as guarantors, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnification and contribution set forth therein may be limited by applicable law.

6. The Escrow Agreement (assuming the due authorization, execution and delivery thereof by the Escrow Agent) constitutes an obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnification and contribution set forth therein may be limited by applicable law.

         Nothing has come to our attention that would lead us to believe that the Offering Memorandum (excluding any amendment or supplement thereto) or any amendment or supplement thereto (except for (i) financial statements and the notes and schedules thereto and (ii) any reserve, production, acreage, productive well, title or other oil and gas data, or financial or statistical data included or incorporated by reference therein or omitted therefrom as to which we need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                       C-2